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                         EXECUTIVE EMPLOYMENT AGREEMENT

     EXECUTIVE EMPLOYMENT AGREEMENT, effective June 1, 2001, by and between SPORT-HALEY, INC., a Colorado corporation (the "Company") and JAMES A. SAXON (the "Executive").

     WHEREAS, the Company desires to employ the Executive on a full-time basis, and the Executive desires to be so employed by the Company, from and after the date of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                         EMPLOYMENT DUTIES AND BENEFITS

     SECTION 1.1 EMPLOYMENT. The Company hereby employs the Executive in the position described on Schedule 1 hereto as an executive officer of the Company. The Executive accepts such employment and agrees to perform the duties and responsibilities assigned to him pursuant to this Agreement.

     SECTION 1.2 DUTIES AND RESPONSIBILITIES. The Executive shall hold the position with the Company which is specified on Schedule 1, which is attached hereto and incorporated herein by reference. The Executive is employed pursuant to the terms of this Agreement and agrees to devote full-time to the business of the Company. The Executive shall perform the duties set forth on Schedule 1 while employed as an executive officer, and such further duties as may be determined and assigned to him from time-to-time by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors of the Company.

     SECTION 1.3 WORKING FACILITIES. The Executive shall be furnished with facilities and services suitable to the position and adequate for the performance of the Executive's duties under this Agreement.

     SECTION 1.4 VACATIONS. The Executive shall be entitled each year to a reasonable vacation of not less than two weeks in accordance with the established practices of the Company now or hereafter in effect for executive personnel, during which time the Executive's compensation shall be paid in full.

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     SECTION 1.5 EXPENSES. The Executive is authorized to incur reasonable expenses for promoting the domestic and international business of the Company in all respects, including expenses for entertainment, travel and similar items. The Company will reimburse the Executive for all such expenses upon the presentation by the Executive, from time-to-time, of an itemized account of such expenditures.

     SECTION 1.6 BENEFIT PLANS. From the effective date of this Agreement, the Executive shall be entitled to participate in all existing benefit plans provided to the Company's executive employees including, to the extent now or hereafter in effect, medical, health, dental, vision, disability, life insurance and death benefit plans, in accordance with the terms of such plans.

                                   ARTICLE II
                                  COMPENSATION

     SECTION 2.1 BASE SALARY. The Company shall pay to the Executive a base salary of not less than the amount specified on Schedule 1, subject to annual review and raises in such base salary. The base salary may be raised by action of the Board of Directors, and such raises shall thereafter be included in the Executive's base salary as defined for purposes of this Agreement and the Company's bonus plan.

     SECTION 2.2 BONUS AND BONUS PLAN PARTICIPATION. The Executive shall be entitled to receive a bonus at such time or times as may be determined by the Board of Directors of the Company. The Executive shall also be entitled to receive bonuses of up to 30% of the Executive's base salary in accordance with the provisions of the Company-wide bonus plan as in effect from time to time.

                                   ARTICLE III
                       TERM OF EMPLOYMENT AND TERMINATION

     SECTION 3.1 TERM. This Agreement shall be for a term which is specified on
Schedule 1, commencing on its effective date, subject, however, to termination during such period as provided in this Article. Provided that the Executive is in compliance with all of his obligations hereunder, the term of the Executive's employment shall be extended automatically for one additional year at the end of each year of the term or extended term of this Agreement on the same terms and

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conditions as contained in this Agreement, unless either the Company or the
Executive shall, at least 90 days prior to the expiration of the initial term or of any renewal term, give written notice of the intention not to renew this Agreement. If the Company gives such written notice of non-renewal, the provisions of Section 3.3 shall apply; if the Executive gives such written notice of non-renewal, the provisions of Section 3.5 shall apply. Automatic renewals shall be effective in subsequent years on the same day of the same month as the original effective day and month of this Agreement.

     SECTION 3.2 TERMINATION BY THE COMPANY WITH CAUSE. The Company may terminate the Executive, at any time, upon ten days' written notice and opportunity for the Executive to remedy any non-compliance with the terms of this Agreement (if such non-compliance can be remedied), by reason of fraud or gross negligence of the Executive or the conviction of the Executive of a felony which is not appealed and subsequently reversed or vacated. In such event, the Board of Directors shall provide in writing to the Executive an opinion of the Board of Directors, which shall specify with particularity the basis for such termination. Upon the date of termination of this Agreement pursuant to this
Section 3.2, the Company's obligation to pay any compensation shall terminate, at which time the Company shall be responsible for compensating the Executive for any vacation time not taken. Subject to this exception and the obligation of the Company to compensate the Executive through the notice period, no other compensation shall be payable to the Executive should this Agreement be terminated pursuant to this Section 3.2.

     SECTION 3.3 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's services without cause at any time upon 90 days' written notice. In such event, in addition to compensating the Executive during such 90-day notice period, the Company shall be obligated to compensate the Executive with severance pay equal to 90 additional days' compensation as of the date of such termination. Accordingly, in the event the Company terminates this Agreement without cause or chooses not to renew this Agreement upon its expiration, the Executive shall receive an aggregate of six months' salary from and after the date of the Executive's receipt of a notice of termination through and including the date of termination. In addition to the foregoing, the Executive shall receive a bonus which shall be equivalent to 50% of the annual bonus last received by the Executive. Such bonus provision shall be in addition to the compensation and severance package hereinabove specified.

     SECTION 3.4 TERMINATION BY THE EXECUTIVE WITH CAUSE. The Executive may terminate his employment with the Company at any time, upon ten days' written notice and opportunity for

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the Company to remedy any non-compliance, by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement, or (ii) any material diminishment in the duties and responsibilities, working facilities, or benefits as described in Article I of this Agreement. The Executive shall not be entitled to the severance compensation and other benefits described in Section
3.7 below in the event of termination of this Agreement pursuant to this Section 3.4, except as otherwise provided in Section 3.7(a), but shall be entitled to the compensation provided in Section 3.3 upon a determination that the Company has failed to perform its duties pursuant to this Agreement and that such failure is material or a determination that the duties and responsibilities, working facilities, or benefits as described herein have been materially diminished. Such determination shall be made by the Board of Directors in their best good faith.

     SECTION 3.5 TERMINATION BY THE EXECUTIVE WITHOUT CAUSE. The Executive, without cause, may terminate this Agreement upon 90 days' written notice to the Company. In such event, the Executive shall not be required to render the services required under this Agreement following such 90-day period. Compensation for vacation time not taken by the Executive shall be paid to the Executive at the date of termination. The Executive shall not be entitled to the severance compensation and other benefits described in Section 3.7 below in the event of termination of this Agreement pursuant to this Section 3.5, except as described in Section 3.7(a), and shall not be entitled to the compensation provided in Section 3.3.

     SECTION 3.6 TERMINATION UPON DEATH OF THE EXECUTIVE. In addition to any other provision relating to termination, this Agreement shall terminate upon the Executive's death. In such event, all unpaid compensation and bonuses, compensation for vacation time not taken by the Executive and all expense reimbursements due to the Executive shall be paid to the Executive's estate.

     SECTION 3.7 SEVERANCE COMPENSATION AND CONTINUATION OF BENEFITS.

     (a) Notwithstanding any other provisions hereof, in the event of a non-negotiated change in control of the Company and either the Executive or the Company terminate this Agreement within 60 days of such non-negotiated change in control, the Executive shall receive severance compensation, payable in a lump sum within 30 days of such non-negotiated change in control, equal to three times his annual salary and incentive or bonus payments, if any, as shall have been paid to the Executive during the most recent 12-month period concluded prior to the date of his termination or resignation. If the total amount of the non-negotiated change of control compensation were to exceed three times the Executive's base compensation (the average annual taxable compensation of the Executive for the five years preceding the year in

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which the change of control occurs), the Company and the Executive will reduce the lump sum compensation to be received by the Executive in order to avoid the imposition of the golden parachute tax as provided in the Tax Reform Act of 1984, as amended by the Tax Reform Act of 1986. The foregoing provisions shall not apply in the event of a negotiated change in control of the Company.

     (b) In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or a change in control of the Company, or in order to enforce the rights and obligations as provided herein, the Company shall reimburse to the Executive all reasonable attorney's fees which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid by the Company every 30 days after the Executive provides to the Company copies of invoices from the Executive's counsel. Such invoices may be redacted to preserve the attorney-client privilege or attorney-client confidentiality.

     (c) So long as the Executive is receiving severance compensation pursuant to this Section 3.7, the Executive shall be entitled to continue to participate, at the Company's cost, in all existing benefit plans provided to the Company's executive employees at the time of the Executive's termination or resignation. Such plans shall include, but are not limited to, then-existing medical, health, dental, vision, disability, life insurance and death benefit plans. If the terms of such plans expressly prohibit the Executive from continuing as a participant in such plans following the date of resignation or termination, the Company will provide the Executive with benefits equivalent to, or exceeding, those offered by the then-existing benefit plans offered to the Company's executive employees, all at the Company's cost, for the duration of the Executive's right to severance compensation hereunder.

     Any compensation to be paid to the Executive under the foregoing provisions of this Section 3.7 shall be subject to the Executive complying with the non-compete provisions of Section 4.1(c) below. In the event the Executive does not so comply, the Company shall be released from any obligations to the Executive under this Section 3.7.

     SECTION 3.8 OPTIONS. In the event of a non-negotiated change in control of the Company and either the Executive or the Company terminate this Agreement within 60 days of such non-negotiated change in control as provided in Section 3.7(a) of this Agreement, any and all options granted to the Executive to purchase Common Stock of the Company shall become fully vested and exercisable on the date of termination of this Agreement. In the event of termination or non-renewal by either party without cause in accordance with Sections 3.3 or 3.5

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of this Agreement, any and all vested options pursuant to the terms of the option agreements are exercisable in accordance with the Company's Amended and Restated 1993 Stock Option Plan or any successor plan under which such options are granted. In the event this Agreement is terminated by the Company for cause, options will vest and be exercisable pursuant to the terms of the Plan regarding termination of employment for cause. This provision shall serve as a contractual modification of any option grants or agreements between the Executive and the Company and is hereby incorporated by reference into each such option grant or agreement.

                                   ARTICLE IV
                         CONFIDENTIALITY AND COMPETITION

     SECTION 4.1 FURTHER OBLIGATIONS OF THE EXECUTIVE DURING AND AFTER
EMPLOYMENT.

     (a) The Executive agrees that during the term of his employment under this Agreement, he will engage in no other business activities which are or may be competitive with, or which might place him in a competing position to that of, the Company or any subsidiary of the Company.

     (b) The Executive realizes that during the course of his employment, the Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and inventions of the Company and its affiliates. Therefore, during or subsequent to his employment by the Company, or by an affiliate, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which the Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination or resignation of employment with the Company or its affiliated companies.

     (c) In the event a court of competent jurisdiction finds any provision of this Section 4.1 to be so overbroad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the

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broadest protection possible against harmful disclosure of confidential information and trade secrets.

                                    ARTICLE V
                             DISABILITY AND ILLNESS

     SECTION 5.1 DISABILITY AND SALARY CONTINUATION.

     (a) DEFINITION OF TOTAL DISABILITY. For purposes of this Agreement, the terms "totally disabled" and "total disability" shall mean disability as defined in any total disability insurance policy or policies, if any, in effect with respect to the Executive. If no insurance policy is in effect, "total disability" shall mean a medically determinable physical or mental condition which in the opinion of two independent physicians renders the Executive unable to perform substantially all of the duties required pursuant to this Agreement. Total disability shall be deemed to have occurred on the date of the disabling injury or onset of the disabling illness, as determined by the two independent physicians.

     (b) SALARY CONTINUATION. If the Executive becomes totally disabled during the term of this Agreement, his full salary shall be continued for 360 days from the date of the disabling injury or onset of the disability illness.

     SECTION 5.2 ILLNESS. If the Executive is unable to perform the services required under this Agreement by reason of illness or physical injury not amounting to total disability, as defined in this Article, the compensation otherwise payable to the Executive under this Agreement shall be continued in full for the remaining term or renewed term of this Agreement, but in no event for a period exceeding one year.

                                   ARTICLE VI
                                 GENERAL MATTERS

     SECTION 6.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado and shall be construed in accordance therewith.


     SECTION 6.2 NO WAIVER. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

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     SECTION 6.3 AMENDMENT. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such changes, signed by each of the parties.

     SECTION 6.4 BENEFIT. This Agreement shall be binding upon the Executive and the Company, and shall not be assignable by the Company without the Executive's written consent.

     SECTION 6.5 CONSTRUCTION. Throughout this Agreement the singular shall include the plural, and the plural shall income the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

     SECTION 6.6 TEXT TO CONTROL. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     SECTION 6.7 SEVERABILITY. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions had not been included in the Agreement.

     SECTION 6.8 AUTHORITY. The officer executing this Agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

     SECTION 6.9 EFFECTIVE DATE. The effective date of this Agreement shall be June 1, 2001.



                                        SPORT-HALEY, INC.


                                        By:
                                           -------------------------------------
                                           Robert G. Tomlinson,
                                           Chief Executive Officer


                                        EXECUTIVE:


                                        ----------------------------------------
                                        James A. Saxon


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                                SPORT-HALEY, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                   SCHEDULE 1

                             DUTIES AND COMPENSATION


Executive:          James A. Saxon

Position:           Vice President Sales, Special Markets and Brands

Base Salary:        $130,000 per year, payable bi-weekly

Bonus:              Participation in executive level of Company-wide bonus plan

Term:               June 1, 2001 through May 31, 2002, subject to automatic one
                    (1) year extensions described in section 3.1 of the Executive Employment Agreement

Stock Options:      Subject to approval by the compensation committee, options to purchase 25,000 shares, vesting in increments of 8,333 per year (8,334 in the first year) at the end of each year commencing one year from the date of grant, such date to be determined by the Compensation Committee

Duties and
Responsibilities:   Manage and direct the company's sales efforts with respect to the Corporate Sales division, Licensed Brand Division and those tasks and duties assigned by the Chief Executive
                    Officer, the Chief Operating Officer or the Board of
                    Directors

APPROVED:

THE COMPANY:                            EXECUTIVE:


By:
   -----------------------------        ----------------------------
   Robert G. Tomlinson, Chief           James A. Saxon
   Executive Officer

Date: May____, 2001                     Date: May____, 2001


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